As filed with the Securities and Exchange Commission on May 29, 2008

Registration No. 333-[     ]

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

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COROWARE, INC.

 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-4868120 (I.R.S. Employer Identification No.)

4074 148th Avenue NE

Redmond, WA  98052

(800) 641-2676

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

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2008 Incentive Stock Plan

(Full title of plan)

Lloyd T. Spencer

Chief Executive Officer

CoroWare, Inc.

4074 148th Avenue NE

Redmond, WA  98052

(800) 641-2676

(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copies to:

Gregory Sichenzia, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Fl.

New York, NY 10006

(212) 930-9700

Fax: (212) 930-9725

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CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Proposed maximum Amount to be Registered(2)	Proposed maximum offering price per share*	Aggregate Offering Price	Amount of Registration Fee
Common Stock ($.001 par value)	30,000,000(3)	$0.0045	$135,000	$5.31
Total	30,000,000		$135,000	$5.31

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* Computed pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and not as a representation as to any actual proposed price. The offering price per share, maximum aggregate offering price and registration fee is based upon the average of the high and the low price on the over the counter bulletin board of $0.006 and $0.003, respectively, on May 28, 2008.

(1)

This registration statement covers shares of our common stock, $0.001 par value per share, issuable pursuant to stock options and other equity incentive awards under our 2008 Incentive Stock Plan (the "Plan")

(2)

This registration statement shall also cover an indeterminable number of additional common shares which may become issuable under the Plan by reason of any stock dividend, stock split, re-capitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding common shares.

(3)

Consists of up to 30,000,000 shares of common stock that have been reserved for issuance pursuant to awards that may be granted under the Plans and that are registered pursuant to this registration statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.

PLAN INFORMATION.

The documents containing the information specified in Item 1 will be sent or given to participants in the 2008 Incentive Stock Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2.

REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, advisors and consultants, pursuant to Rule 428(b) are available without charge by contacting:

Lloyd T. Spencer

Chief Executive Officer

CoroWare, Inc.

4074 148th Avenue NE

Redmond, WA  98052

(800) 641-2676

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.

INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

•

(a) Reference is made to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2007, as filed with the SEC on April 15, 2008, and the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, as filed with the SEC on May 20, 2008, each of which is hereby incorporated by reference.

•

(b) Reference is made to the Registrant's Current Reports on Form 8-K as filed with the SEC on the dates listed below, each of which is hereby incorporated by reference.

o

Current Report on Form 8-K filed on May 28, 2008

o

Current Report on Form 8-K filed on May 14, 2008

o

Current Report on Form 8-K filed on March 26, 2008

o

Current Report on Form 8-K filed on February 11, 2008

o

Current Report on Form 8-K filed on January 28, 2008

•

(c) Reference is made to the description of the Registrant's common stock as contained in Item 1 of its Registration Statement on Form 8-A, filed with the Commission on October 9, 2001, including all amendments and reports filed with the Commission for the purpose of updating such description, which is hereby incorporated by reference.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to by incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

ITEM 4.

DESCRIPTION OF SECURITIES.

The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.

INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation, as amended and restated, provide to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended and restated, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Our By Laws also provide that the Board of Directors may also authorize us to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 7.

EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

ITEM 8.

EXHIBITS.

EXHIBIT NUMBER	EXHIBIT

5.1	Legality Opinion of Sichenzia Ross Friedman Ference LLP

10.1	2008 Incentive Stock Plan

23.1	Consent of Sichenzia Ross Friedman Ference LLP ( contained in Exhibit 5.1)

23.2	Consent of LBB & Associates Ltd, LLP

ITEM 9.

UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), and (1)(ii) do not apply if the Registration Statement is on Form S-8 and if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),  (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on May 29, 2008.

COROWARE, INC.

By:	/s/ Lloyd Spencer
Lloyd Spencer Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Lloyd T. Spencer	Chief Executive Officer, Director	May 29, 2008
Lloyd T. Spencer

/s/ Linda Robison	Interim Chief Financial Officer	May 29, 2008
Linda Robison

/s/ Charles H. House	Chairman of the Board of Directors	May 29, 2008
Charles H. House

/s/ Martin Nielson	Director	May 29, 2008
Martin Nielson

/s/ Craig W. Conklin	Director	May 29, 2008
Craig W. Conklin

/s/ Gary McNear	Director	May 29, 2008
Gary McNear

/s/ John Kroon	Director	May 29, 2008
John Kroon